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                                                                    Exhibit 21.1
                      LIST OF SUBSIDIARIES OF TEVECAP S.A.(1)

Company                                                   State of Incorporation
-------                                                   ----------------------

TVA Sistema de Televisao S.A.                             Brazil
TVA Communications, Ltd.                                  British Virgin Islands
Galaxy Brasil S.A.                                        Brazil
TVA Sul Participacoes S.A.                                Brazil
Commercial Cabo TV Sao Paulo Ltda.                        Brazil
TVA Parana Ltda.(2)                                       Brazil
TVA Alpha Cabo Ltda.(3)                                   Brazil
CCS Camboriu Cable Systems de
  Telecommunicacoes Ltda.(4)                              Brazil
TCC TVA Cabo Ltda.(5)                                     Brazil
TVA Sul Santa Catarina Ltda.(6)                           Brazil
TVA Foz do Iguacu Ltda.(7)                                Brazil
TVA TCG Sistema TV                                        Brazil
TVA Communications Aruba N.V.(8)                          Aruba
T-Cap, Inc.                                               Delaware

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(1) Omits certain entities that are not "significant subsidiaries" as such term is defined in Rule 1-02(w) of Regulation S-X.

(2) Interest held through TVA Sul Participacoes S.A.

(3) Interest held through TVA Sul Participacoes S.A.

(4) Interest held through TVA Sul Participacoes S.A.

(5) Interest held through TVA Sul Participacoes S.A.

(6) Interest held through TVA Sul Participacoes S.A.

(7) Interest held through TVA Sul Participacoes S.A.

(8) Interest held through TVA Communications Ltd.